Exhibit 99.1

Smart & Final Stores, Inc. Reports Second Quarter 2018 Financial Results

COMMERCE, Calif. (July 25, 2018) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal second quarter ended June 17, 2018.

Second Quarter Highlights:

•                  Net sales increased 4.4% to $1,125.5 million with a comparable store sales increase of 1.3%

•                  Business customer sales penetration in the Smart & Final banner increased to 30.1% of sales

•                  Gross margin increased 4.6% to $169.7 million

•                  Adjusted EBITDA increased 2.5% to $49.3 million

•                  Net income of $6.6 million or $0.09 per share

•                  Adjusted net income of $11.4 million or $0.16 per share

“In the second quarter, we were pleased to deliver positive comparable store sales in both our Smart & Final and Smart Foodservice Warehouse store banners.  This reflects how our unique assortment of business and club-pack items, our high-quality private label offerings, and rapidly expanding e-commerce channels resonate with shoppers,” said David Hirz, president and chief executive officer.  “While investing in customer service initiatives, we also expanded merchandise margins, grew adjusted EBITDA, and reduced outstanding debt, resulting in an improved financial leverage ratio at quarter-end.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal Second Quarter 2018 Financial Results

Net sales were $1,125.5 million in the 12-week quarter ended June 17, 2018, representing a 4.4% increase as compared to $1,078.3 million for the same period of 2017. Net sales growth was driven by a 1.3% increase in comparable store sales and from the net sales contribution of new stores. Comparable store sales growth was comprised of a 2.8% increase in comparable average transaction size, partially offset by a 1.4% decrease in comparable transaction count.

Net sales for Smart & Final banner stores were $868.5 million, a 3.9% increase as compared to $836.1 million for the same period of 2017. Comparable store sales growth for the Smart & Final banner was 0.8% in the second quarter.

Net sales for Smart Foodservice Warehouse banner stores were $257.0 million, a 6.1% increase as compared to $242.2 million for the same period of 2017. Comparable store sales growth for the Smart Foodservice Warehouse banner was 3.3% in the second quarter.

Gross margin was $169.7 million, a 4.6% increase as compared to $162.3 million in the second quarter of 2017. Gross margin rate was 15.1% as compared to 15.0% for the same period of 2017. Gross margin rate in the quarter was supported by our strategic sourcing, merchandising and pricing initiatives.

Operating and administrative expenses were $150.6 million, a 5.2% increase as compared to $143.1 million for the same period of 2017. This increase was related to expenses associated with the effect of higher minimum wage rates, as well as new stores opened during the prior twelve months and their related support costs.

Interest expense in the second quarter was $9.7 million, a 15.9% increase as compared to $8.3 million in the prior year quarter, primarily driven by higher interest rates as well as accrued interest expense related to accounting for build-to-suit store developments.

The Company’s effective tax rate in the 2018 second quarter was 33%, including the effect of the 2017 Tax Cuts and Jobs Act and certain tax adjustments.  The Company currently projects a 2018 full year effective tax rate of approximately 27%.

Net income was $6.6 million, or $0.09 per share, as compared to net income of $7.1 million, or $0.09 per share, for the same period of 2017. Adjusted net income was $11.4 million, or $0.16 per share, as compared to adjusted net income of $11.0 million, or $0.14 per share, for the same period of 2017.

Adjusted EBITDA was $49.3 million, an increase of 2.5% as compared to $48.0 million for the same period of 2017.

Fiscal Year-to-date Financial Results

In the twenty-four weeks ended June 17, 2018, net sales were $2,141.7 million, an increase of 4.7% as compared to $2,045.3 million in the same period of 2017. Net sales growth was driven by the net sales contribution of new stores and a 1.3% increase in comparable store sales. The increase in comparable store sales was attributable to a 1.6% decrease in comparable transaction count and a 2.9% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $1,663.6 million, an increase of 3.9% as compared to $1,601.1 million in the first half of 2017. Year-to-date comparable store sales for the Smart & Final banner increased 0.4%.

Net sales for Smart Foodservice Warehouse banner stores were $478.1 million, a 7.6% increase as compared to $444.2 million in the same period of 2017. Year-to-date comparable store sales for the Smart Foodservice Warehouse banner increased 4.5%.

Net loss was $0.5 million, as compared to net income of $2.5 million in the first half of 2017, which included a tax benefit of $2.2 million. Net loss per diluted share was $0.01 as compared to net income per diluted share of $0.03 for the same period of 2017.

Adjusted net income was $8.6 million, as compared to $9.5 million in the first half of 2017. Adjusted net income per diluted share was $0.12, flat compared to the same period of 2017.

Adjusted EBITDA was $77.9 million, as compared to $72.5 million in the same period of 2017.

Growth and Development

During the fiscal second quarter of 2018, the Company relocated one legacy Smart & Final store and closed two legacy Smart & Final stores. The Company opened one new Smart Foodservice Warehouse store in the quarter. As of June 17, 2018, the Company operated a total of 322 stores, including 195 Smart & Final Extra! stores, 63 legacy format Smart & Final stores and 64 Smart Foodservice Warehouse stores.

Operating Stores at Quarter End (June 17, 2018)

	Smart & Final Banner Stores			Smart
	Extra! format	Legacy format	Total	Foodservice Warehouse Banner Stores	Total Company
End of Fiscal Year 2017	194	66	260	63	323
New stores	-	-	-	1	1
Relocations, net	1	(1)	-	-	-
Conversions	-	-	-	-	-
Store Closures	-	(2)	(2)	-	(2)
End of 2nd Quarter 2018	195	63	258	64	322

Leverage and Liquidity

As of June 17, 2018, the Company’s debt, net of debt issuance costs, was $677.2 million and cash and cash equivalents were $64.2 million.

During the twenty-four weeks ending June 17, 2018, the Company generated cash from operations of $65.3 million and invested $65.4 million in capital expenditures, primarily related to the improvement of existing assets.

Outlook

The Company is updating its previously issued guidance for the full year ending December 30, 2018, to reflect current store development expectations:

	Previous Full Year 2018 Guidance	Updated Full Year 2018 Guidance
Net sales growth	4.0% - 5.0%	Unchanged
Comparable store sales growth	1.0% - 2.0%	Unchanged
Unit growth (new stores)	3-5 Smart & Final Extra! stores 3-5 Smart Foodservice Warehouse stores	5 Smart & Final Extra! stores 4 Smart Foodservice Warehouse stores
Relocations or expansions of legacy stores to Extra! format	3-5 Smart & Final stores	3-4 Smart & Final stores
Adjusted EBITDA	$180 - $190 million	Unchanged
Adjusted net income	$31 - $35 million	Unchanged
Adjusted diluted EPS	$0.42 - $0.47	Unchanged
Capital expenditures (net)	$80 - $90 million	Unchanged
Fully diluted weighted average shares	74 to 75 million	Unchanged

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $3.1 million, non-cash rent related to stores of approximately $4.2 million, share-based compensation expense of approximately $14.5 million, and $4.2 million of store closure expenses. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

Fiscal Second Quarter 2018 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal second quarter 2018 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13681354. The telephonic replay will be available until 11:59 p.m. Eastern Time, August 8, 2018.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of June 17, 2018, the Company operated 322 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Smart Foodservice Warehouse Stores” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 146 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:  press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 17, 2018	June 18, 2017	June 17, 2018	June 18, 2017

Net sales	$1,125,484	$1,078,287	$2,141,721	$2,045,304
Cost of sales, buying and occupancy	955,767	916,017	1,825,742	1,749,923
Gross margin	169,717	162,270	315,979	295,381

Operating and administrative expenses	150,572	143,062	298,002	278,736
Income from operations	19,145	19,208	17,977	16,645

Interest expense, net	9,664	8,335	18,915	16,509
Equity in earnings of joint venture	373	47	950	214
Income before income taxes	9,854	10,920	12	350

Income tax (provision) benefit	(3,253)	(3,792)	(505)	2,186
Net income (loss)	$6,601	$7,128	$(493)	$2,536

Net income (loss) per share:
Basic	$0.09	$0.10	$(0.01)	$0.04
Diluted	$0.09	$0.09	$(0.01)	$0.03

Weighted average shares outstanding:
Basic	72,658,662	72,573,681	72,444,916	72,430,786
Diluted	73,374,180	76,251,510	72,444,916	76,478,054

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	June 17, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,214	$71,671
Accounts receivable, less allowances of $175 and $177 at June 17, 2018 and December 31, 2017, respectively	31,970	33,019
Inventories	284,998	289,712
Prepaid expenses and other current assets	32,477	54,241
Total current assets	413,659	448,643

Property, plant, and equipment:
Land	11,116	10,076
Buildings and improvements	54,554	53,965
Leasehold improvements	357,738	346,181
Fixtures and equipment	436,546	421,912
Construction in progress	32,043	8,242
	891,997	840,376
Less accumulated depreciation and amortization	380,206	338,149
	511,791	502,227

Assets under capital leases	4,586	-
Capitalized software, net of accumulated amortization of $18,690 and $17,325 at June 17, 2018 and December 31, 2017, respectively	28,065	21,984
Other intangible assets, net	359,316	362,536
Goodwill	385,918	385,918
Equity investment in joint venture	16,378	15,380
Other assets	79,529	73,249
Total assets	$1,799,242	$1,809,937

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$221,819	$245,009
Accrued salaries and wages	32,456	36,216
Accrued expenses	113,269	100,639
Current portion of debt, less debt issuance costs	58,677	81,512
Total current liabilities	426,221	463,376

Obligations under capital leases	4,586	-
Long-term debt, less debt issuance costs	618,482	617,867
Deferred income taxes	39,853	38,095
Postretirement and postemployment benefits	124,589	127,649
Other long-term liabilities	175,452	159,904

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 75,934,423 and 74,120,113 at June 17, 2018 and December 31, 2017, respectively	76	74
Additional paid-in capital	513,631	506,098
Retained deficit	(78,653)	(78,160)
Accumulated other comprehensive loss	(24,995)	(24,966)
Total stockholders’ equity	410,059	403,046
Total liabilities and stockholders’ equity	$1,799,242	$1,809,937

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twenty-four Weeks Ended
	June 17, 2018	June 18, 2017

Operating activities
Net (loss) income	$(493)	$2,536
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	27,607	25,989
Amortization	18,810	18,008
Amortization of debt discount and debt issuance costs	918	891
Share-based compensation	6,442	4,304
Deferred income taxes	1,805	524
Equity in earnings of joint venture	(950)	(214)
(Gain) loss on disposal of property, plant, and equipment	(31)	14
Asset impairment	1,622	550
Changes in operating assets and liabilities:
Accounts receivable, net	1,049	(2,958)
Inventories	4,714	12,149
Prepaid expenses and other assets	20,220	18,318
Accounts payable	(23,190)	5,559
Accrued salaries and wages	(3,760)	1,340
Other accrued liabilities	10,554	8,128
Net cash provided by operating activities	65,317	95,138

Investing activities
Purchases of property, plant, and equipment	(58,313)	(62,646)
Proceeds from disposal of property, plant, and equipment	33	1,807
Investment in capitalized software	(7,112)	(6,836)
Other	(33)	(458)
Net cash used in investing activities	(65,425)	(68,133)

Financing activities
Proceeds from exercise of stock options	1,430	3,626
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(339)	(1,524)
Fees paid in conjunction with debt financing	(137)	(123)
Borrowings on bank line of credit	42,000	38,000
Payments on bank line of credit	(65,000)	(52,000)
Cash received from landlords related to financing lease obligations	14,697	-
Stock repurchases	-	(5,994)
Net cash used in financing activities	(7,349)	(18,015)

Net (decrease) increase in cash and cash equivalents	(7,457)	8,990
Cash and cash equivalents at beginning of period	71,671	54,235
Cash and cash equivalents at end of period	$64,214	$63,225

Cash paid during the period for:
Interest	$16,421	$11,012

Non-cash investing and financing activities
Software development costs incurred but not paid	$4,005	$340
Construction in progress costs incurred but not paid	20,463	9,634
Property acquired through capital and financing lease obligations	5,340	-

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Smart Foodservice	Corporate / Other	Consolidated
Twelve Weeks Ended June 17, 2018
Net sales	$868,457	$257,027	$-	$1,125,484
Cost of sales, distribution and store occupancy	734,123	219,546	2,098	955,767
Operating and administrative expenses	115,868	18,873	15,831	150,572
Income (loss) from operations	$18,466	$18,608	$(17,929)	$19,145

Capital expenditures	$25,177	$6,961	$4,286	$36,424

Twelve Weeks Ended June 18, 2017
Net sales	$836,134	$242,153	$-	$1,078,287
Cost of sales, distribution and store occupancy	706,610	207,372	2,035	916,017
Operating and administrative expenses	107,796	17,441	17,825	143,062
Income (loss) from operations	$21,728	$17,340	$(19,860)	$19,208

Capital expenditures	$33,830	$3,501	$3,057	$40,388

	Smart & Final	Smart Foodservice	Corporate / Other	Consolidated
Twenty-four Weeks Ended June 17, 2018
Net sales	$1,663,649	$478,072	$-	$2,141,721
Cost of sales, distribution and store occupancy	1,412,738	409,017	3,987	1,825,742
Operating and administrative expenses	225,437	36,669	35,896	298,002
Income (loss) from operations	$25,474	$32,386	$(39,883)	$17,977

Capital expenditures	$49,036	$8,231	$8,158	$65,425

Twenty-four Weeks Ended June 18, 2017
Net sales	$1,601,103	$444,201	$-	$2,045,304
Cost of sales, distribution and store occupancy	1,363,402	382,505	4,016	1,749,923
Operating and administrative expenses	211,702	33,607	33,427	278,736
Income (loss) from operations	$25,999	$28,089	$(37,443)	$16,645

Capital expenditures	$54,804	$6,374	$8,304	$69,482

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income (loss) before depreciation and amortization, interest expense and provision (benefit) for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income as net income (loss) adjusted for the items set forth in the table below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net income (loss) to EBITDA, adjusted EBITDA and adjusted income, and net income (loss) per share to adjusted net income per share and adjusted net income per diluted share, for the twelve-week and twenty-four week periods ended June 17, 2018 and June 18, 2017.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended June 17, 2018	Twelve Weeks Ended June 18, 2017	Twenty-four Weeks Ended June 17, 2018	Twenty-four Weeks Ended June 18, 2017
Net income (loss)	$6,601	$7,128	$(493)	$2,536
Depreciation and amortization	23,125	22,314	46,417	43,997
Interest expense, net	9,664	8,335	18,915	16,509
Income tax provision (benefit)	3,253	3,792	505	(2,186)
EBITDA	42,643	41,569	65,344	60,856

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	1,434	891	1,525	1,281
Loss from asset dispositions (b)	196	300	1,614	628
Share-based compensation expense (c)	3,158	2,489	6,443	4,304
Non-cash rent (d)	1,552	1,571	2,755	3,126
Pre-opening costs (e)	483	1,196	414	2,173
Other items (f)	(200)	25	(200)	81
Adjusted EBITDA	$49,266	$48,041	$77,895	$72,449

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended June 17, 2018	Twelve Weeks Ended June 18, 2017	Twenty-four Weeks Ended June 17, 2018	Twenty-four Weeks Ended June 18, 2017
Net income (loss)	$6,601	$7,128	$(493)	$2,536
Income tax provision (benefit)	3,253	3,792	505	(2,186)
Income before income taxes	9,854	10,920	12	350

Adjustments to net income (loss)
Net loss from closed stores and exit costs (a)	1,434	891	1,525	1,281
Loss from asset dispositions (b)	196	300	1,614	628
Share-based compensation expense (c)	3,158	2,489	6,443	4,304
Non-cash rent (d)	1,552	1,571	2,755	3,126
Pre-opening costs (e)	483	1,196	414	2,173
Other items (f)	(200)	25	(200)	81
Adjusted income tax provision	(5,084)	(6,365)	(3,975)	(2,422)
Adjusted net income	$11,393	$11,027	$8,588	$9,521

Adjusted Net Income Per Share

Net income (loss) per share - basic	$0.09	$0.10	$(0.01)	$0.04
Per share impact of net income adjustments	0.07	0.05	0.13	0.09
Adjusted net income per share - basic	$0.16	$0.15	$0.12	$0.13

Net income (loss) per share - diluted	$0.09	$0.09	$(0.01)	$0.03
Per share impact of net income adjustments	0.07	0.05	0.13	0.09
Adjusted net income per share - diluted	$0.16	$0.14	$0.12	$0.12

Weighted average shares - basic	72,658,662	72,573,681	72,444,916	72,430,786
Weighted average shares - diluted	73,374,180	76,251,510	73,821,732	76,478,054

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents severance costs in the twelve and twenty-four week periods ended June 17, 2018 and June 18, 2017.